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                        NOTICE OF GUARANTEED DELIVERY
                                     FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                                  OPAL, INC.
                  (NOT TO BE USED FOR SIGNATURE GUARANTEES)

   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Stock Certificates") evidencing shares of common stock, par value $.01 per share (the "Shares"), of Opal, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if Stock Certificates and all other required documents cannot be delivered to Harris Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or
(iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:
                       HARRIS TRUST COMPANY OF NEW YORK
                            By Overnight Courier:
                          77 Water Street, 4th Floor
                           New York, New York 10005

                                   By Mail:
                             Wall Street Station
                                P.O. Box 1010
                        New York, New York 10268-1010

                          By Facsimile Transmission
                      (for Eligible Institutions only):
                             Fax: (212) 701-7636
                                  (212) 701-7637
                            Confirm by telephone:
                                (212) 701-7618

                                   By Hand:
                                Receive Window
                          77 Water Street, 5th Floor
                              New York, New York

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.





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Ladies and Gentlemen:

   The undersigned hereby tenders to Orion Corp. I, a Delaware corporation and a wholly owned subsidiary of Applied Materials, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 26, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

Number of Shares:                                 Name(s) of Record Holder(s):
---------------------------------------------     -----------------------------

Certificate Nos. (if available)
---------------------------------------------     -----------------------------
                                                          (Please Print)

Check ONE box if Shares will be tendered by
book-entry transfer:                                       Address(es):
                                                  -----------------------------
[] The Depository Trust Company
                                                  -----------------------------

                                                  -----------------------------
                                                            (Zip Code)

[] Philadelphia Depository Trust Company

Account Number:                                       Area Code and Tel. No:
---------------------------------------------     -----------------------------

Dated:                                                    Signature(s):
---------------------------------------------     -----------------------------

                                                  -----------------------------


                                  GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a participant in the Security Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) of a transfer of such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an Agent's Message (as defined in "Acceptance for Payment and Payment for Shares" of the Offer to Purchase), and any other documents required by the Letter of Transmittal within three Nasdaq National Market System trading days after the date of execution of this Notice of Guaranteed Delivery.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:
---------------------------------------------     -----------------------------

                                                       (Authorized Signature)

Address:                                          Title:
---------------------------------------------     -----------------------------

                                                  Date:
---------------------------------------------     -----------------------------
          (Zip Code)

Area Code and Tel. No.:
---------------------------------------------


NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
      STOCK CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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